EXHIBIT 32.1 – CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

This certification is provided pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, and accompanies the Annual Report on Form 10-K for the year ended December 31, 2016 as filed with the Securities and Exchange Commission on the date hereof (the “Form 10-K”) of iHeartMedia Capital I, LLC (the “Company”).  The undersigned hereby certifies that to his knowledge, the Form 10-K fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 and that the information contained in the Form 10-K fairly presents, in all material respects, the financial condition and results of operations of the Company.
Dated: February 23, 2017

By:	/s/ Robert W. Pittman
Name:	Robert W. Pittman
Title:	Chairman and Chief Executive Officer